UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2003

MANUFACTURERS’ SERVICES LIMITED
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15883	04-3258036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 BAKER AVENUE, CONCORD, MA (Address of Principal Executive Offices)	01742 (Zip Code)

(Registrant’s telephone number, including area code) (978) 287-5630

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On October 14, 2003, Manufacturers’ Services Limited, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Celestica Inc., a corporation organized under the laws of the Province of Ontario, Canada (“Celestica”), MSL Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Celestica (“Merger Sub”) and the Company.  Pursuant to the Merger Agreement, the Company will be merged with and into Merger Sub, and become a wholly-owned subsidiary of Celestica.  Upon consummation of the merger, each outstanding share of common stock of the Company will be exchanged for 0.375 subordinate voting shares of Celestica. In addition, the holders of Series A and Series B preferred stock of the Company will be entitled to receive, at the shareholder’s election, US$52.50 per share plus accrued dividends in cash or a number of subordinate voting shares of Celestica equal to 0.375 times the number of shares of common stock of the Company into which the Series A and Series B shares may be converted (plus, in the case of the Series B preferred shares, an additional payment of US$2.25 per share payable in either cash or shares at the option of the Company). The share exchange ratio will be adjusted, if necessary, to ensure that the value of the consideration received for each share of common stock of the Company (based on the 20 trading day volume weighted average New York Stock Exchange closing price of the subordinate voting shares of Celestica determined on the third business day prior to the completion of the transaction) will be not less than US$6.00 and not more than US$7.25. The Company has approximately 34,398,030 common shares and 1,330,000 Series A and B preferred shares outstanding.  The consummation of the merger is subject to various closing conditions, including the approval of the stockholders of the Company and the receipt of certain governmental approvals.

The merger is intended to constitute a tax-free reorganization for tax purposes.  Pursuant to the Merger Agreement, Celestica will assume the Company’s outstanding stock option plans, and each outstanding Company stock option will become exercisable for subordinate voting shares of Celestica.

Certain institutional shareholders of the Company and officers of the Company, holding shares representing approximately 41.5% of the votes to be cast on the merger, have entered into unconditional agreements to vote in favor of the merger, and the institutional shareholders have also granted Celestica the option to acquire from them, under certain circumstances, shares of common stock representing 30% of the votes that can be cast in connection with the merger.  A copy of the Stockholders’ Agreement with the institutional shareholders is attached as Exhibit 99.1 and is incorporated herein by reference.

The transaction was announced publicly on October 15, 2003.  The description contained in this Item 5 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits

Exhibit No.	Item
2.1	Agreement and Plan of Merger, dated as of October 14, 2003, by and among Celestica Inc., MSL Acquisition Sub Inc. and Manufacturers’ Services Limited.

99.1

Stockholders Agreement dated October 14, 2003 among Celestica Inc., MSL Acquisition Sub Inc., DLJ Merchant Banking Partners, LP, DLJ International Partners, CV, DLJ Offshore Partners, CV, DLJ Merchant Banking Funding, Inc., DLJ First ESC LP, DLJ ESC, II LP and CSFB LLC as nominee for 2001 Plan Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUFACTURERS’ SERVICES LIMITED
(Registrant)

Date:	October 17, 2003	By:	/s/ Alan R. Cormier
Name: Alan R. Cormier
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 14, 2003, by and among Celestica Inc., MSL Acquisition Sub Inc. and Manufacturers’ Services Limited.

99.1

Stockholders Agreement dated October 14, 2003 among Celestica Inc., MSL Acquisition Sub Inc., DLJ Merchant Banking Partners, LP, DLJ International Partners, CV, DLJ Offshore Partners, CV, DLJ Merchant Banking Funding, Inc., DLJ First ESC LP, DLJ ESC, II LP and CSFB LLC as nominee for 2001 Plan Investors.